VITESSE ENERGY ANNOUNCES SIGNING OF ACCRETIVE ACQUISITION, FOURTH QUARTER AND FULL YEAR 2025 RESULTS, AND ISSUES 2026 PRODUCTION AND CAPITAL EXPENDITURES GUIDANCE

GREENWOOD VILLAGE, Colo. – March 2, 2026 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today announced an accretive all-stock acquisition, reported fourth quarter and full year 2025 financial and operating results, and issued 2026 guidance for production and capital expenditures.

ACQUISITION

•Signed a definitive agreement to acquire non-operated assets in the Powder River Basin of Wyoming for $35 million of Vitesse common stock, with an effective date of January 1, 2026

FULL YEAR 2025 HIGHLIGHTS

•As previously announced, declared a quarterly cash dividend of $0.4375 per common share to be paid on March 31, 2026

•Net income of $25.3 million and Adjusted Net Income(1) of $30.4 million

•Adjusted EBITDA(1) of $179.3 million

•Cash flow from operations of $170.3 million and Free Cash Flow(1) of $48.9 million

•Production of 17,444 barrels of oil equivalent (“Boe”) per day (65% oil)

•Total cash development capital expenditures and acquisition costs of $127.7 million

•Total debt of $124.5 million and Net Debt to Adjusted EBITDA ratio(1) of 0.69

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

"Yesterday, we executed a definitive agreement to acquire non-operated assets in the Powder River Basin, where we have other assets, at an accretive price. Events in the Middle East over the weekend allowed us to hedge the acquisition above our underwritten prices.” commented Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer. “Last week our Board approved a quarterly dividend of $0.4375 per share in the first quarter of 2026. This positions us to maintain our balance sheet strength while pursuing accretive acquisition opportunities similar to the transaction we signed over the weekend."

STOCKHOLDER RETURNS

On February 25, 2026, Vitesse declared its first quarter 2026 cash dividend of $0.4375 per share for stockholders of record as of March 16, 2026, which will be paid on March 31, 2026.

On December 31, 2025, the Company paid its fourth quarter cash dividend of $0.5625 per share to common stockholders of record as of December 15, 2025.

FIRST QUARTER 2026 ACQUISITION

On March 1, 2026, Vitesse entered into a definitive agreement to acquire non-operated assets in Campbell and Converse Counties, WY for $35 million of Vitesse common stock, subject to customary closing adjustments with a January 1, 2026 effective date (the “Powder River Basin Acquisition”). These assets include over 6,000 net acres with approximately 1,400 Boe per day of expected net production for 2026 and 29 net undeveloped locations operated primarily by EOG Resources and Continental Resources in the Powder River Basin. Following the expected closing of the transaction at the beginning of the second quarter, the acquisition is expected to be accretive to Vitesse’s earnings, operating cash flow, free cash flow and net asset value on a per-share basis. The associated 2026 post-closing production and development costs for these assets have been included in Vitesse’s guidance below.

FINANCIAL AND OPERATING RESULTS

Full Year 2025

Net income was $25.3 million and Adjusted Net Income was $30.4 million. Adjusted EBITDA was $179.3 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production averaged 17,444 Boe per day, a sequential increase of 34% from full year 2024. Oil represented 65% of production and 89% of total oil and natural gas revenue. Total revenue, including the effects of our realized hedges, was $291.1 million.

Vitesse’s average realized oil and natural gas prices before hedging were $59.14 per Bbl and $2.21 per Mcf, respectively. The Company had hedges covering 61% of oil production and its realized oil price with hedging was $62.95 per Bbl. Its realized natural gas price with hedging was $2.31 per Mcf.

Lease operating expenses were $69.5 million, or $10.92 per Boe. General and administrative expenses totaled $24.3 million, or $3.82 per Boe.

Fourth Quarter 2025

Net loss was $0.7 million and Adjusted Net Income was $0.2 million. Adjusted EBITDA was $36.7 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production averaged 17,653 Boe per day, a sequential decrease of 3% from the third quarter of 2025. Oil represented 63% of production and 93% of total oil and natural gas revenue. Total revenue, including the effects of our realized hedges, was $65.5 million.

Vitesse’s average realized oil and natural gas prices before hedging were $53.54 per Bbl and $1.14 per Mcf, respectively. The Company had hedges covering 60% of oil production and its realized oil price with hedging was $60.03 per Bbl. Its realized natural gas price with hedging was $1.23 per Mcf.

Lease operating expenses were $17.6 million, or $10.83 per Boe. General and administrative expenses totaled $6.1 million, or $3.77 per Boe.

RESERVES

Total proved reserves at December 31, 2025 increased 19% from December 31, 2024 to 47.8 million Boe (71% proved developed), driven by the acquisition of Lucero Energy Corp. (“Lucero”) in March 2025. Proved developed reserves at December 31, 2025 increased 25% from December 31, 2024 to 34.0 million Boe, while proved undeveloped reserves increased 6% to 13.8 million Boe. To comply with SEC guidelines, proved undeveloped reserves are limited to those locations that are reasonably certain to be developed over the next five years.

Total proved reserves at December 31, 2025 had an associated Standardized Measure of $439.0 million and PV-10 value of $472.7 million (88% proved developed). See “Non-GAAP Financial Measures” below. The 19% decrease in Standardized Measure and PV-10 from year end 2024 is primarily related to the reduction in the net realized oil prices, partially offset by an increase in the net realized natural gas prices and the acquisition of Lucero, used in accordance with the SEC’s rules regarding reserve reporting from $70.36/Bbl to $60.74/Bbl for oil and $1.20/Mcf to $1.49/Mcf for natural gas. These prices represent an average price equal to the 12-month unweighted arithmetic average of the first day of the month prices for each of the preceding 12 months, adjusted for location and quality differentials, unless prices are defined by contractual arrangements, excluding escalations based on future conditions (“SEC Pricing”).

	SEC PRICING PROVED RESERVES (1)
	RESERVES VOLUMES				PV-10 (3)
RESERVE CATEGORY	OIL (MBbls)	NATURAL GAS (MMcf)	TOTAL (MBoe) (2)	%	AMOUNT (in thousands)	%
PDP Properties	19,878	81,744	33,502	70%	$412,785	87%
PDNP Properties	318	1,223	521	1%	2,539	1%
PUD Properties	10,428	20,092	13,777	29%	57,361	12%
Total	30,624	103,059	47,800	100%	$472,685	100%

(1)Oil and natural gas reserve quantities and related discounted future net cash flows are valued as of December 31, 2025 and are derived from a WTI price of $66.01 per Bbl and Henry Hub natural gas price of $3.39 per MMBtu, adjusted for average 2025 differentials. Under SEC guidelines, these prices represent the average prices per Bbl of oil and per MMBtu of natural gas at the beginning of each month in the twelve-month period prior to the end of the reporting period.
(2)MBoe are computed based on a conversion ratio of one Boe for each barrel of oil and one Boe for every six Mcf of natural gas.

(3)PV-10 is a non-GAAP financial measure that does not include the effects of income taxes on future net revenues, and is not intended to represent fair market value of our oil and natural gas properties. For a definition of and reconciliation of PV-10 to its nearest GAAP financial measure, see the reconciliation schedule at the end of this release.

LIQUIDITY AND CAPITAL EXPENDITURES

As of December 31, 2025, Vitesse had $1.3 million in cash and $124.5 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $126.8 million as of December 31, 2025, consisting of cash and $125.5 million of committed borrowing availability under its revolving credit facility.

In fiscal year 2025, the Company invested $121.0 million in development capital expenditures and $6.6 million in net acquisitions of oil and gas properties.

During the fourth quarter of 2025, Vitesse invested $30.6 million in development capital expenditures and divested a net $0.8 million of oil and gas properties.

OPERATIONS UPDATE

As of December 31, 2025, the Company owned an interest in 305 gross (6.1 net) wells that were either drilling or in the completion phase, and another 377 gross (15.9 net) locations that had been permitted for development.

2026 ANNUAL GUIDANCE

Vitesse expects production on a two-stream basis to be in the range of 16,000 - 17,500 Boe per day for the full year of 2026. Vitesse expects total cash capital spending in the range of $50 - $80 million for 2026, a significant reduction from 2025 as operators run capital efficient drilling programs focused on longer laterals, supporting increased free cash flow generation. Guidance includes production and capital expenditures from the Powder River Basin Acquisition beginning in the second quarter.

2026 Guidance
Annual Production (Boe per day)	16,000 - 17,500
Oil as a Percentage of Annual Production	60% - 64%
Total Cash Capital Expenditures ($ in millions)	$50 - $80

FULL YEAR 2025 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	YEAR ENDED DECEMBER 31,		INCREASE (DECREASE)
($ in thousands, except per unit data)	2025	2024	AMOUNT	PERCENT
Operating Results:
Revenue
Oil	$244,414	$230,164	$14,250	6%
Natural gas	29,575	11,834	17,741	150%
Total revenue	$273,989	$241,998	$31,991	13%
Operating Expenses
Lease operating expense	$69,535	$47,599	$21,936	46%
Production taxes	23,354	21,500	1,854	9%
General and administrative	24,314	23,510	804	3%
Depletion, depreciation, amortization, and accretion	129,411	100,308	29,103	29%
Equity-based compensation	10,246	8,110	2,136	26%
Interest Expense	$10,205	$9,980	$225	2%
Income Tax Expense	$9,798	$7,672	$2,126	28%
Commodity Derivative Gain (Loss)	$27,930	$(2,348)	$30,278	*
Production Data:
Oil (MBbls)	4,133	3,291	842	26%
Natural gas (MMcf)	13,403	8,809	4,594	52%
Combined volumes (MBoe)	6,367	4,759	1,608	34%
Daily combined volumes (Boe/d)	17,444	13,003	4,441	34%
Average Realized Prices before Hedging:
Oil (per Bbl)	$59.14	$69.94	$(10.80)	(15%)
Natural gas (per Mcf)	2.21	1.34	0.87	65%
Combined (per Boe)	43.03	50.85	(7.82)	(15%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$62.95	$71.48	$(8.53)	(12%)
Natural gas (per Mcf)	2.31	1.34	0.97	72%
Combined (per Boe)	45.72	51.91	(6.19)	(12%)
Average Costs (per Boe):
Lease operating expense	$10.92	$10.00	$0.92	9%
Production taxes	3.67	4.52	(0.85)	(19%)
General and administrative	3.82	4.94	(1.12)	(23%)
Depletion, depreciation, amortization, and accretion	20.33	21.08	(0.75)	(4%)

*Not meaningful

COMMODITY HEDGING

Vitesse hedges a portion of its expected oil and natural gas production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. Based on the midpoint of its 2026 guidance, Vitesse has approximately 64% of its 2026 oil production hedged and 44% of its 2026 natural gas production hedged. The following table summarizes Vitesse’s open commodity derivative contracts scheduled to settle after December 31, 2025, including those entered into in 2026.

Crude oil swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
WTI-NYMEX	Q1 2026	529,291	$65.87
WTI-NYMEX	Q2 2026	554,009	$65.91
WTI-NYMEX	Q3 2026	441,179	$63.91
WTI-NYMEX	Q4 2026	402,655	$63.55
WTI-NYMEX	Q1 2027	90,000	$62.63
WTI-NYMEX	Q2 2027	90,000	$62.63
WTI-NYMEX	Q3 2027	45,000	$63.09
WTI-NYMEX	Q4 2027	45,000	$63.09

Crude oil collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
WTI-NYMEX	Q1 2026	15,000	$60.00 / $70.00
WTI-NYMEX	Q2 2026	135,000	$60.00 / $67.20
WTI-NYMEX	Q3 2026	168,000	$58.04 / $67.51
WTI-NYMEX	Q4 2026	168,000	$58.04 / $67.51
WTI-NYMEX	Q1 2027	300,000	$55.75 / $66.44
WTI-NYMEX	Q2 2027	45,000	$60.00 / $64.25

Natural gas collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
Henry Hub-NYMEX	Q1 2026	1,526,700	$3.73 / $4.94
Henry Hub-NYMEX	Q2 2026	1,578,700	$3.73 / $4.91
Henry Hub-NYMEX	Q3 2026	1,510,800	$3.73 / $4.90
Henry Hub-NYMEX	Q4 2026	1,452,700	$3.73 / $4.90
Henry Hub-NYMEX	Q1 2027	795,000	$4.00 / $5.68

Natural gas basis swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FIXED PRICE
Chicago City Gate to Henry Hub	2026	6,068,900	$(0.10)
Chicago City Gate to Henry Hub	2027	795,000	$0.30

Natural gas liquids swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Gallons)	WEIGHTED AVERAGE FIXED PRICE
Mont Belvieu Ethane	2026	2,176,000	$0.26
Conway Propane	2026	2,153,000	$0.71
Mont Belvieu Iso-Butane	2026	282,000	$0.90
Mont Belvieu Normal Butane	2026	798,000	$0.86
Mont Belvieu Natural Gasoline	2026	1,001,000	$1.29

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	YEAR ENDED DECEMBER 31,
(in thousands)	2025	2024
Realized gain on commodity derivatives (1)	$17,116	$5,065
Unrealized gain (loss) on commodity derivatives (1)	10,814	(7,413)
Total commodity derivative gain (loss)	$27,930	$(2,348)

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful, providing a better understanding of our hedge position.

FOURTH QUARTER AND FULL YEAR 2025 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results and 2026 annual guidance, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, March 3, 2026 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=0CWmPscO

Dial-In Number: 877-407-0778 (US/Canada) and +1 201-689-8565 (International)

Conference ID: 13758668 - Vitesse Energy Fourth Quarter and Full Year 2025 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and +1 201-612-7415 (International)

Replay Access Code: 13758668 - Replay will be available through March 10, 2026

UPCOMING INVESTOR EVENT

Vitesse management will be participating in the Roth Conference in Dana Point, CA, March 23 - 25, 2026.

Any investor presentations to be used for this event will be posted prior to the event on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading U.S. operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, the timing of closing of the Powder River Basin Acquisition, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions, including the Powder River Basin Acquisition, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business; changes in the interest rate environment, legislation or regulatory requirements; changes in U.S. trade policy, including the imposition of and changes in tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including hostilities in the Middle East, the conflict in Ukraine and the evolving situation in Venezuela) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Consolidated Statements of Operations

	FOR THE YEARS ENDED DECEMBER 31,
(in thousands, except share and per share data)	2025	2024	2023
Revenue
Oil	$244,414	$230,164	$218,396
Natural gas	29,575	11,834	15,509
Total revenue	273,989	241,998	233,905
Operating Expenses
Lease operating expense	69,535	47,599	39,514
Production taxes	23,354	21,500	21,625
General and administrative	24,314	23,510	23,934
Depletion, depreciation, amortization, and accretion	129,411	100,308	81,745
Equity-based compensation	10,246	8,110	32,233
Total operating expenses	256,860	201,027	199,051
Operating Income	17,129	40,971	34,854
Other (Expense) Income
Commodity derivative gain (loss), net	27,930	(2,348)	12,484
Interest expense	(10,205)	(9,980)	(5,276)
Other income	221	89	140
Total other (expense) income	17,946	(12,239)	7,348

Income Before Income Taxes	$35,075	$28,732	$42,202

(Provision for) Benefit from Income Taxes	(9,798)	(7,672)	(61,946)

Net Income (Loss)	$25,277	$21,060	$(19,744)
Net income attributable to Predecessor common unit holders	—	—	1,832
Net Income (Loss) Attributable to Vitesse Energy, Inc.	$25,277	$21,060	$(21,576)

Weighted average common shares – basic	37,645,048	30,040,035	29,556,967
Weighted average common shares – diluted	39,552,804	32,908,225	29,556,967
Net income (loss) per common share – basic	$0.67	$0.70	$(0.73)
Net income (loss) per common share – diluted	$0.64	$0.64	$(0.73)

VITESSE ENERGY, INC.
Consolidated Balance Sheets

	DECEMBER 31,
(in thousands, except share and per share data)	2025	2024
Assets
Current Assets
Cash	$1,328	$2,967
Accrued revenue	30,620	39,788
Commodity derivatives	14,252	3,842
Prepaid expenses and other current assets	5,967	4,314
Total current assets	52,167	50,911
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,525,890	1,315,566
Less accumulated DD&A and impairment	(691,963)	(563,590)
Total oil and gas properties	833,927	751,976
Other Property and Equipment—Net	123	182
Other Assets
Commodity derivatives	184	284
Other noncurrent assets	6,949	7,540
Total other assets	7,133	7,824
Total assets	$893,350	$810,893
Liabilities and Equity
Current Liabilities
Accounts payable	$11,803	$34,316
Accrued liabilities	39,141	65,714
Commodity derivatives	—	299
Other current liabilities	307	—
Total current liabilities	51,251	100,329
Noncurrent Liabilities
Revolving credit facility	124,500	117,000
Deferred tax liability	67,493	72,001
Asset retirement obligations	14,022	9,652
Commodity derivatives	46	94
Other noncurrent liabilities	6,721	11,483
Total liabilities	264,033	310,559
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at December 31, 2025 and 2024, respectively	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 40,615,302 and 32,650,889 shares issued at December 31, 2025 and 2024, respectively	406	326
Additional paid-in capital	630,961	505,133
Accumulated deficit	(2,050)	(5,125)
Total equity	629,317	500,334
Total liabilities and equity	$893,350	$810,893

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income as net income (loss) before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, (iii) provision for income taxes, and (iv) certain other items such as material general and administrative costs related to the Lucero acquisition; reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income (loss) before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items such as material general and administrative costs related to the Lucero acquisition.

Vitesse defines Free Cash Flow as cash flow from operations, adjusting for changes in operating assets and liabilities in addition to certain other items such as material general and administrative costs related to the Lucero acquisition, less development of oil and gas properties.

“PV-10” is the present value of estimated future oil and gas revenues, net of estimated direct expenses, discounted at an annual discount rate of 10% to estimate the present value of proved oil and natural gas reserves. PV-10 is a non-GAAP financial measure and is derived from the Standardized Measure, which is the most directly comparable GAAP measure for proved reserves calculated using SEC Pricing. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes discounted at 10%.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

(in thousands)	FOR THE THREE MONTHS ENDED DECEMBER 31, 2025	FOR THE YEAR ENDED DECEMBER 31, 2025
Net Income (Loss)	$(739)	$25,277
Add:
Unrealized loss (gain) on derivative instruments	(2,066)	(10,814)
Equity-based compensation	2,691	10,246
G&A costs related to Lucero acquisition	—	5,167
Provision for income taxes	382	9,798
Adjusted Income Before Adjusted Income Tax Expense	268	39,674

Adjusted Income Tax Expense(1)	(62)	(9,244)

Adjusted Net Income (non-GAAP)	$206	$30,430

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.3%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands except for ratio)	AT DECEMBER 31, 2025
Revolving Credit Facility	$124,500
Less: Cash	1,328
Net Debt	$123,172

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2025	FOR THE YEAR ENDED DECEMBER 31, 2025
Net Income (Loss)	$(739)	$25,277
Add:
Interest expense	$2,381	$10,205
Provision for income taxes	382	9,798
Depletion, depreciation, amortization, and accretion	34,056	129,411
Equity-based compensation	2,691	10,246
Unrealized loss (gain) on derivative instruments	(2,066)	(10,814)
G&A costs related to Lucero acquisition	—	5,167
Adjusted EBITDA	$36,705	$179,290

Net Debt to Adjusted EBITDA ratio		0.69

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE YEAR ENDED DECEMBER 31, 2025
Net cash provided by operating activities	$170,349
Add:
Changes in operating assets and liabilities	(5,570)
G&A costs related to Lucero acquisition	5,167
Cash flow from operations before changes in operating assets and liabilities	169,946
Less: development of oil and gas properties	(121,041)
Free Cash Flow	$48,905

RECONCILIATION OF PV-10

The following table reconciles the PV-10 value of Vitesse’s proved reserves as of December 31, 2025 to the Standardized Measure.

(in thousands)	FOR THE YEAR ENDED DECEMBER 31, 2025
Pre-Tax Present Value of Estimated Future Net Revenues (Pre-Tax PV10%)	$472,685
Future Income Taxes, Discounted at 10%	(33,709)
Standardized Measure of Discounted Future Net Cash Flows	$438,976

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com